UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2004

WRIGHT MEDICAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5677 Airline Road,
Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 867-9971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 . Entry into a Material Definitive Agreement.

On November 17, 2004, Wright Medical Technology, Inc. (“WMT”), a wholly-owned subsidiary of Wright Medical Group, Inc. (the “Company”), entered into a Severance and Release Agreement with Robert W. Churinetz, the Company’s former Senior Vice President, Global Operations, effective as of October 31, 2004. The agreement provides that, in exchange for certain releases and covenants, WMT will provide to Mr. Churinetz severance pay equal to his monthly salary for five months, any earned and unused vacation for 2004, professional re-employment services, and payment of five months of premiums for continuation coverage under the Company’s group medical, dental and vision insurance plans pursuant to COBRA. A copy of the agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

On August 31, 2004, WMT entered into a Severance and Release Agreement with Jack E. Parr, Ph.D., the Company’s former Executive Vice President and Chief Scientific Officer. The agreement provides that, in exchange for certain releases and covenants, WMT will provide to Dr. Parr severance pay equal to his weekly salary for approximately 17 weeks, earned and unused vacation for 2004, and payment of 17 weeks of premiums for continuation coverage under the Company’s group medical, dental and vision insurance plans pursuant to COBRA. A copy of the agreement was filed as Exhibit 10.14 to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2004, and is incorporated herein by reference.

Item 3.02 . Unregistered Sales of Equity Securities.

On November 15, 2004, the Company sold 288,043 shares of common stock upon the exercise of a warrant that the Company issued in connection with its 1999 recapitalization. The warrant entitled the holder to purchase 345,455 shares of common stock at a price of $4.3538 per share. Pursuant to the terms of the warrant, the holder elected to receive a reduced number of shares of common stock in lieu of paying the purchase price for the shares. The Company did not register the sale of common stock under the Securities Act of 1933, as amended, in reliance on the exemption from registration provided by Section 4(2) thereof. The transaction did not involve any public offering of common stock, and the warrant holder had adequate access to information about the Company through its public filings with the SEC and through its representation on the Company’s board of directors.

Item 9.01. Exhibits.

(c) Exhibits.

Exhibit
Number	Description
10.1	Severance and Release Agreement dated as of October 31, 2004, between Wright Medical Technology, Inc. and Robert W. Churinetz.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2004

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Laurence Y. Fairey
Laurence Y. Fairey
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Severance and Release Agreement dated as of October 31, 2004, between Wright Medical Technology, Inc. and Robert W. Churinetz.